Exhibit 99.2


                         ASSET PURCHASE AGREEMENT

                               BY AND AMONG

                         USA WASTE SERVICES, INC.

                               AS PURCHASER

                                   AND

                    MID-AMERICAN WASTE SYSTEMS, INC.,
                    FAIRFIELD SANITARY LANDFILL, INC.,
                         JOHNSON DISPOSAL, INC.,
                MID-AMERICAN WASTE SYSTEMS OF OHIO, INC.,
               MID-AMERICAN WASTE SYSTEMS OF CUYAHOGA, INC.
                          MOUND LANDFILL, INC.,
                         TRIANGLE LANDFILL, INC.,
                       UNITED WASTE SYSTEMS, INC.,
                         B & L SANITATION, INC.,
                         H & D EXCAVATING, INC.,
               MID-AMERICAN WASTE SYSTEMS OF INDIANA, INC.,
                       CENTERPOINT LANDFILL, INC.,
              MID-AMERICAN WASTE SYSTEMS OF ILLINOIS, INC.,
                          DAUBS LAND FILL, INC.,
                          K/C RECLAMATION, INC.,
            MID-AMERICAN WASTE SYSTEMS OF PENNSYLVANIA, INC.,
                       RESOURCE CONSERVATION CORP.,
                     LOCAL SANITATION SERVICE, INC.,
                         PLAINS MANAGEMENT, INC.,
                  NATIONAL WASTE AND ENERGY CORPORATION,
              MID-AMERICAN WASTE SYSTEMS OF HARRISON, INC.,
            MID-AMERICAN WASTE SYSTEMS OF WEST VIRGINIA, INC.,
                    BUTTON GWINNETT ACQUISITION CORP.,
                      SPEEDWAY GRADING CORP., INC.,
         MID-AMERICAN WASTE SYSTEMS OF SOUTH CAROLINA, INC., AND
                        NORTHWESTERN DISPOSAL CO.

                                AS SELLERS

                       DATED AS OF JANUARY 21, 1997



                            TABLE OF CONTENTS

                                                                          Page

ARTICLE I              PURCHASE AND SALE OF ASSETS.........................  1
        Section 1.1.   Purchase and Sale of Assets.........................  1
        Section 1.2.   Excluded Assets.....................................  3
        Section 1.3.   Assumed Liabilities.................................  4
        Section 1.4.   Excluded Liabilities................................  5
        Section 1.5.   Purchase Price......................................  6
        Section 1.6.   Purchase Price Adjustment...........................  6

ARTICLE II             THE CLOSING.........................................  7
        Section 2.1.   Closing.............................................  7
        Section 2.2.   Deliveries at Closing...............................  7
        Section 2.3.   Acquisition Subsidiaries............................  8

ARTICLE III            REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......  8
        Section 3.1.   Organization........................................  8
        Section 3.2.   Authority Relative to this Agreement................  8
        Section 3.3.   Consents and Approvals..............................  9
        Section 3.4.   No Violations.......................................  9
        Section 3.5.   Company Financial Statements........................  9
        Section 3.6.   Absence of Certain Changes.......................... 10
        Section 3.7.   Litigation.......................................... 10
        Section 3.8.   Absence of Undisclosed Liabilities.................. 10
        Section 3.9.   No Default.......................................... 10
        Section 3.10.  No Violation of Law................................. 10
        Section 3.11.  Taxes............................................... 11
        Section 3.12.  Environmental Matters............................... 12
        Section 3.13.  Employee Benefit Plans; Labor Matters............... 12
        Section 3.14.  Title to Property................................... 13
        Section 3.15.  Non-Competition Agreements.......................... 14
        Section 3.16.  Brokers............................................. 14
        Section 3.17.  Contracts........................................... 14
        Section 3.18.  Disclosure.......................................... 14

ARTICLE IV             REPRESENTATIONS AND WARRANTIES OF THE
                       PURCHASERS.......................................... 15
        Section 4.1.   Organization........................................ 15
        Section 4.2.   Capitalization...................................... 15
        Section 4.3.   Authority Relative to this Agreement................ 15
        Section 4.4.   Consents and Approvals.............................. 15
        Section 4.5.   No Violations....................................... 16
        Section 4.6.   Purchaser SEC Reports............................... 16
        Section 4.7.   No Default.......................................... 17
        Section 4.8.   Brokers............................................. 17
        Section 4.9.   Disclosure.......................................... 17
        Section 4.10.  Financing........................................... 17

ARTICLE V              COVENANTS........................................... 17
        Section 5.1.   Conduct of Business by the Sellers
                         Pending the Closing............................... 17
        Section 5.2.   Access and Information.............................. 18
        Section 5.3.   Acquisition Proposal Procedures..................... 19
        Section 5.4.   Filings; Other Action............................... 20
        Section 5.5.   Public Announcements................................ 21
        Section 5.6.   Bankruptcy Actions.................................. 21
        Section 5.7.   Tax Returns and Filings; Payment of Taxes........... 21
        Section 5.8.   Surety or Performance Bonds......................... 22
        Section 5.9.   Purchase Price Allocation........................... 22
        Section 5.10.  Securities Laws Compliance.......................... 22
        Section 5.11.  Additional Matters.................................. 22

ARTICLE VI             ADDITIONAL POST-CLOSING COVENANTS................... 22
        Section 6.1.   Further Assurances.................................. 22
        Section 6.2.   Books and Records; Personnel........................ 23
        Section 6.3.   Third Party Rights.................................. 23
        Section 6.4.   Employee Withholding................................ 23
        Section 6.5.   Indemnification..................................... 24
        Section 6.6.   Use of Name......................................... 24

ARTICLE VII            EMPLOYEES AND EMPLOYEE BENEFIT PLANS................ 24
        Section 7.1.   Employment of the Sellers' Employees................ 24
        Section 7.2.   Welfare and Fringe Benefit Plans.................... 25
        Section 7.3.   Workers' Compensation............................... 26
        Section 7.4.   Sellers' 401(k) Plan................................ 26
        Section 7.5.   Collective Bargaining Agreement..................... 26
        Section 7.6.   No Employee Rights.................................. 26
        Section 7.7.   Right to Terminate or Modify Plans.................. 26

ARTICLE VIII           CONDITIONS PRECEDENT................................ 26
        Section 8.1.   Conditions Precedent to Obligation of the
                         Sellers and the Purchasers........................ 26
        Section 8.2.   Conditions Precedent to Obligation of the
                         Sellers........................................... 27
        Section 8.3.   Conditions Precedent to Obligation of
                         the Purchasers.................................... 28

ARTICLE IX             TERMINATION, AMENDMENT, AND WAIVER.................. 29
        Section 9.1.   Termination by Mutual Consent....................... 29
        Section 9.2.   Termination by Either Purchaser or the Company...... 29
        Section 9.3.   Termination by the Company.......................... 29
        Section 9.4.   Termination by USA Waste............................ 29
        Section 9.5.   Effect of Termination and Abandonment............... 29
        Section 9.6.   Expense Reimbursement; Termination Fee.............. 30

ARTICLE X              GENERAL PROVISIONS.................................. 31
        Section 10.1.  Survival of Representations, Warranties,
                         and Agreements.................................... 31
        Section 10.2.  Notices............................................. 31
        Section 10.3.  Descriptive Headings................................ 32
        Section 10.4.  Entire Agreement; Assignment........................ 32
        Section 10.5.  Governing Law....................................... 32
        Section 10.6.  Expenses............................................ 32
        Section 10.7.  Amendment........................................... 32
        Section 10.8.  Waiver.............................................. 32
        Section 10.9.  Counterparts; Effectiveness......................... 33
        Section 10.10. Severability; Validity; Parties in Interest......... 33
        Section 10.11. Enforcement of Agreement............................ 33

ARTICLE XI             DEFINITIONS......................................... 33
        Section 11.1.  Defined Terms....................................... 33



                         ASSET PURCHASE AGREEMENT


               ASSET PURCHASE AGREEMENT, dated as of January 21, 1997 (the "Agreement"), by and among USA WASTE SERVICES, INC., a Delaware corporation ("USA Waste" which together with certain wholly-owned acquisition subsidiaries of USA Waste ("Acquisition Subsidiaries") to be designated by USA Waste pursuant to Section 2.3 are collectively referred to herein as "Purchasers"), MID-AMERICAN WASTE SYSTEMS, INC., a Delaware corporation (the "Company"), and each of the Company's wholly-owned subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries") set forth on the signature pages hereof. The Company and the Seller Subsidiaries are hereinafter referred to as the "Sellers." Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article XI.

               WHEREAS, the Sellers are engaged in the business of collecting, disposing, storing, transferring, recovering, processing and recycling of rubbish, garbage, paper, textiles, chemicals and other non-hazardous waste (the "Business");

               WHEREAS, the Sellers intend to file voluntary petitions (the "Petitions") for relief commencing cases (the "Chapter 11 Cases") under Chapter 11 of title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

               WHEREAS, the Purchasers desire to purchase and assume from the Sellers, and the Sellers desire to sell, convey, assign, and transfer to the Purchasers, substantially all the assets and properties of each Seller Subsidiary relating to the Business, together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with sections 105, 363, and 365 of the Bankruptcy Code;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                                ARTICLE I

                       PURCHASE AND SALE OF ASSETS

               Section 1.1. Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Sellers shall sell, assign, transfer, convey, and deliver to the Purchasers, and the Purchasers shall purchase and accept from the Sellers, the Sellers' rights, title, and interests in and to the Business, including, without limitation, in and to all the assets, properties, rights, contractual rights of Sellers, and claims of Sellers related to the Business (except as otherwise set forth in Section 1.2 hereof), wherever located, whether tangible or intangible, as the same shall exist at the Closing (such rights, title, and interests in and to all such assets, properties, rights, contracts, and claims being collectively referred to herein as the "Assets"). The Assets shall include, without limitation, all the Sellers' rights, title, and interests in and to the assets, properties, rights, contracts, and claims described in clauses (a) through (p) below:

                       (a) all furnishings, furniture, fixtures, office supplies, vehicles (including all certificated motor vehicles listed in Section 1.1(a) of the Company Disclosure Letter), spare parts, tools, dies, machinery, equipment, computers, and other tangible personal property;

                       (b) all accounts receivable and related deposits, security, or collateral therefor, including recoverable customer deposits (collectively, the "Trade Receivables");

                       (c) indefeasible fee simple title to, or leasehold interest in, as applicable, the real property identified in
        Section 1.1(c) of the Company Disclosure Letter, including all buildings, landfills (whether closed or operating), and transfer stations located thereon, any fixtures attached thereto, and any and all rights appurtenant thereto;

                       (d) the Intellectual Property related to the Assets, the rights to sue for, and remedies against, past, present, and future infringements thereof, and the rights of priority and protection of interests therein under applicable laws;

                       (e) all copies of marketing brochures and materials and other non-proprietary printed or written materials in any form or medium relating to the Sellers' ownership or operation of the Business that Sellers are not required by law to retain and duplicates of any such materials that the Sellers are required by law to retain;

                       (f) all rights under all warranties,
        representations, and guarantees made by suppliers, manufacturers, and contractors in connection with the operation of the Business;

                       (g) all Company Permits held by the Sellers (or, to the extent any such Company Permits are not freely transferable by the permittee, all right, title and interest of Sellers in such Company Permits to the full extent such right, title and interest may be transferred);

                       (h) all Contracts, including those Contracts listed in Section 1.1(h) of the Company Disclosure Letter;

                       (i) all books and records of the Business, including, without limitation, plans, surveys, maps, drawings, designs, data processing records, employment and personnel records, laboratory and testing files and records, customer lists, files, and records, advertising and marketing data and records, credit records, records relating to suppliers and other data;

                       (j) all credits, prepaid expenses, deferred charges, advance payments, security deposits (other than security deposits described in Section 1.2(d)) and prepaid items (and, in each case, security interests from third parties relating thereto);

                       (k) any claims or causes of action relating to the Assets or the Business and any counterclaims, set-offs, or defenses the Sellers may have with respect to the Assumed
        Liabilities;

                       (l) all goodwill relating to the Assets and the Business;

                       (m) the right to use all computer software programs and databases used by the Sellers whether owned, licensed (subject to applicable restrictions), leased, or internally developed (it being understood that all proprietary software of Sellers is being sold to a third party buyer, subject to the right of Purchasers to use such software on a royalty-free basis);

                       (n) all insurance claims or insurance refunds in respect of the Assets or the operations to be transferred to Purchasers hereunder on account of losses arising prior to the Closing Date (other than claims and refunds in respect of the policies described in Section 1.2(e) below);

                       (o) all right, title, and interest of Sellers in and to the telephone numbers used by Sellers in the conduct of the Business; and

                       (p) those items described in Section 1.1(p) of the Company Disclosure Letter.

               Section 1.2. Excluded Assets. The following assets, properties, and rights (the "Excluded Assets") are not included in the
Assets:

                       (a) all cash and cash equivalents of the Sellers; provided, however, that the cash and cash equivalents listed in
        Section 1.1(p) of the Company Disclosure Letter shall be included in the Assets to be transferred to Purchasers hereunder;

                       (b) the capital stock of any direct or indirect subsidiary of the Company;

                       (c) the notes and receivables listed under the column marked "MAWS Cash" in the tables set forth in Section 1.2(c) of the Company Disclosure Letter;

                       (d) any surety or performance bonds existing with respect to the Contracts being acquired and assumed by the Purchasers (it being understood that the Purchasers shall at their own expense provide or cause to be provided satisfactory substitute surety or performance bonds with respect to the Contracts), any cash, cash equivalents, letters of credit, or similar collateral provided by the Sellers to facilitate the issuance of any surety or performance bonds, and any cash deposits used for financial assurance purposes by the Sellers that exist on the Closing Date, including, without limitation, the cash deposits listed in Section 1.2(d) of the Company Disclosure Letter; provided, subject to Section 5.8, however, that Sellers shall maintain such surety or performance bonds, and the collateral in respect thereof, in place until such time as Purchasers have replaced them with substitute surety or performance bonds.

                       (e) any tax refunds relating to periods prior to the Closing Date or to the Excluded Assets and insurance claims and refunds in respect of claims attributable to the Excluded Assets or the Excluded Liabilities (or operations in respect of Excluded Assets), whether the claims relate to director or officer insurance policies or similar coverage and losses arising prior to or after the Closing Date;

                       (f) the causes of action, judgments, and claims identified in Section 1.2(f) of the Company Disclosure Letter;

                       (g) the assets identified in Section 1.2(g) of the Company Disclosure Letter; and

                       (h) any Contracts with respect to which Purchasers do not assume all liabilities that arise after the Closing Date in accordance with the 365 Order.

               Section 1.3. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchasers shall assume from the Sellers and thereafter pay, perform, or discharge in accordance with their terms, the following liabilities and obligations of the Sellers (the "Assumed Liabilities"):

                       (a) all trade payables of the Sellers incurred in the ordinary course of the Business for goods and services and recorded on the books of the Sellers in a manner consistent with past practice (the "Trade Payables") outstanding on the Closing Date;

                       (b) all liabilities and obligations, including, without limitation, the obligation to provide satisfactory surety bonds, performance bonds, letters of credit, or any other form of financial assurance, under the express terms of the Contracts; provided, that in each case the Purchasers shall assume such Contracts only to the extent such obligations (other than obligations to provide surety bonds, performance bonds, letters of credit, or any other form of financial assurance) first mature and are required to be performed subsequent to the close of business on the Closing Date;

                       (c) all liabilities and obligations owing to, or required to be performed by order or directive of, any governmental agency (other than liabilities in the nature of fines, penalties or other similar payments to governmental agencies in respect of conduct taking place or conditions existing prior to the Closing) that arise under and are required by Environmental Laws, including without limitation liabilities and obligations with respect to the closure of the landfills and all post closure and financial assurance obligations in connection therewith; provided, however, that in connection with satisfying all such liabilities and performing all such obligations, Purchasers shall in no respect be required to (i) admit or agree that any actions of Sellers giving rise to such liabilities or obligations shall in any respect be attributed to Purchasers or (ii) assume any liability for fines, penalties, or other similar payments to governmental agencies in respect of conduct taking place or conditions existing prior to the Closing;

                       (d) all liabilities and obligations imposed as a result of the pending claims in litigation identified in Section 1.3(d) of the Company Disclosure Letter;

                       (e) all liabilities and obligations under the revenue bonds listed in Section 1.3(e) of the Company Disclosure Letter;

                       (f) all liabilities and obligations under the Contracts to purchase property identified in Section 1.3(f) of the Company Disclosure Letter;

                       (g) all liabilities in connection with employee benefits that Purchasers shall have agreed to assume pursuant to
        Article VII; and

                       (h) all liabilities and obligations for Taxes attributable to periods subsequent to the Closing Date.

               Section 1.4. Excluded Liabilities. Notwithstanding anything in Section 1.3 hereof to the contrary, the Sellers and the Purchasers expressly understand and agree that the Purchasers shall not become liable for any of the following liabilities of the Sellers (collectively, the "Excluded Liabilities"):

                       (a) any liabilities or obligations of Sellers that the Purchasers have not herein expressly agreed to assume;

                       (b) any liability or obligation in respect of the Excluded Assets;

                       (c) any liability or obligation related to the litigation matters identified in Section 1.4(c) of the Company Disclosure Letter;

                       (d) any liability or obligation for Taxes attributable to any period through the Closing Date;

                       (e) any liability or obligation to indemnify any director, officer, employee, agent, advisor, accountant, or auditor of the Sellers;

                       (f) any liability or obligation identified in
        Section 1.4(f) of the Company Disclosure Letter;

                       (g) any liability or obligation in respect of employment, consulting, severance, change in control or similar agreements, including those listed in Section 1.4(g) of the Company Disclosure Letter (unless and to the extent Purchasers in their discretion agree in writing to assume any such obligations after modifying or amending any such agreements as they may in their sole judgment elect);

                       (h) any liability or obligation in respect of Environmental Laws that is not expressly assumed by Purchasers pursuant to Section 1.3(c) hereof. Without limiting the generality of the foregoing, Purchasers do not assume any liability or obligation in respect of Environmental Laws (i) to any third party other than any governmental agency or (ii) to pay any fine, penalty or monetary amount to any governmental agency with respect to conduct taking place or conditions existing prior to the Closing, whether in connection with the matters set forth under the heading "Permits and Licenses" of Section 3.9 of the Company Disclosure Letter or otherwise; and

                       (i) any liability or obligation in respect of the agreement listed in Section 1.4(i) of the Company Disclosure Letter, and any amendments thereto, (unless and to the extent Purchasers in their discretion agree in writing to assume any such obligations after modifying or amending any such agreements as they may in their sole judgment elect); provided, however, that in the event Purchasers do not assume Sellers' liabilities pursuant to such agreement, Purchasers will increase the Cash Consideration to be paid by them by an amount equal to the amount required to be paid by Sellers' to satisfy their obligations under such agreement pursuant to the plan of reorganization approved in connection with the Petitions.

The listing of any specific item or matter as an Excluded Liability shall in no respect (x) limit the generality of the terms of Section 1.4(a) hereof or (y) create any implication that any item or matter not so listed is an Assumed Liability.

               Section 1.5. Purchase Price. In consideration for the Assets, the Purchasers shall pay to the Sellers at the Closing $180,000,000, as adjusted pursuant to Section 1.6 hereof (the "Consideration"). One half of the Consideration equalling $90,000,000 shall be paid in Purchaser Common Stock (the "Stock Consideration"). For purposes of computing the number of shares of Purchaser Common Stock to be delivered to Sellers in satisfaction of the Stock Consideration, the value of each share of Purchaser Common Stock shall be equal to the arithmetic average of the last reported sales prices per share on the New York Stock Exchange for the five (5) consecutive market days ending on (and including) the tenth trading day prior to the Closing Date, as reported in the Wall Street Journal (the "Valuation Price"). The number of shares of Purchaser Common Stock issued multiplied by the Valuation Price will equal $90,000,000, or such lesser amount as Purchasers may elect pursuant to the last sentence of this Section 1.5. The remaining balance of the Consideration shall be paid in cash (the "Cash Consideration"), which shall be adjusted as set forth in Section 1.6 and shall be reduced by an amount equal to the amount of obligations in respect of the revenue bonds listed in Section 1.3(e) of the Company Disclosure Letter that are assumed by Purchasers. Notwithstanding the foregoing, Purchasers may in their sole discretion elect to eliminate the Stock Consideration or reduce it by any amount they may choose, in which case the Cash Consideration will be increased by the amount of such reduction in the Stock Consideration.

               Section 1.6. Purchase Price Adjustment.

                       (a) The Sellers' Trade Receivables, Trade
        Payables, and Transferrable Prepaid Expenses as of December 31, 1996 were approximately $9,984,325, $3,262,459 and $2,190,660, respectively. On or prior to the Closing Date, the Company shall provide to the Purchasers a schedule (the "Preliminary Statement") along with a certificate signed by the chief executive officer of the Company setting forth in reasonable detail the Company's good faith estimate of the Trade Receivables, the Trade Payables, and the prepaid expenses that relate to the Assets that are to be transferred to the Purchasers ("Transferrable Prepaid Expenses"), which schedule shall be prepared in a manner consistent with the Company Financial Statements. Based on the Preliminary Statement, at the Closing, the Purchasers shall increase the Cash Consideration to be paid to the Sellers by the difference between the (i) sum of the Trade Receivables and Transferrable Prepaid Expenses and (ii) the Trade Payables if it is a positive number or shall reduce the Cash Consideration by such amount if the difference is a negative number. As promptly as possible following the Closing, the Sellers shall prepare and provide to the Purchasers a schedule (the "Final Statement") showing the Trade Receivables, the Trade Payables, and the Transferrable Prepaid Expenses as of the close of business on the Closing Date. Within thirty (30) days of receipt of the Final Statement, the Purchasers shall notify the Sellers if they dispute any aspect of the Final Statement or accept it. If the Purchasers dispute the Final Statement, the parties shall work together in good faith to resolve the dispute. If they are unable to resolve the dispute, the dispute shall be referred to such nationally recognized accounting firm as the Bankruptcy Court may approve. The Purchasers shall in good faith use all commercially reasonable efforts to collect the Trade Receivables following the Closing Date.

                       (b) On the date sixty (60) days after the Closing Date, the parties shall make any payment necessary to adjust the Cash Consideration such that the Purchasers shall have paid the amount of the Trade Receivables and Transferrable Prepaid Expenses less the Trade Payables shown on the Final Statement, such net amount being reduced by the amount, if any, of the Trade Receivables shown on the Final Statement that have not actually been collected by the Purchasers through such date. The Purchasers shall on such date pay to the Sellers the increase, if any, in the Cash Consideration and shall reassign to the Sellers any Trade Receivables not collected as of such date. The Sellers shall remit to the Purchasers any decrease in the Cash Consideration. Sellers' obligation to make this payment shall constitute an administrative expense of Sellers pursuant to Sections 503(b) and 507(a)(1) of the Bankruptcy Code.


                                ARTICLE II

                               THE CLOSING

               Section 2.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778 at 10:00 a.m. on the fifth business day after the conditions set forth in Article VIII shall have been satisfied or waived or at such other time, date, and place as shall be fixed by agreement among the parties (the date of the Closing being herein referred to as the "Closing Date").

               Section 2.2. Deliveries at Closing. (a) At the Closing, each of the Sellers shall deliver to the Purchasers (i) a duly executed bill of sale and such other duly executed instruments of conveyance, transfer, and assignment as may be required to transfer to the Purchasers the Assets owned by such Seller, and (ii) such other duly executed documents and certificates as may be required to be delivered by the Sellers pursuant to the terms of this Agreement including but not limited to (A) duly executed and acknowledged Special Warranty Deeds in a form and substance reasonably acceptable to Purchasers (the "Deeds") conveying title to the real property subject only to the Permitted Encumbrances, together with any documents reasonably required by any title company issuing title insurance with regard to this transaction for the effective conveyance to Purchasers of the real property and (B) applicable assignments of each lease as to real property leasehold interests owned by Sellers, each in a form and substance reasonably acceptable to Purchasers.

                       (b) At the Closing, the Purchasers shall deliver to the Sellers (i) such duly executed instruments as may be required to effectuate the assumption by the Purchasers of the Assumed Liabilities, (ii) the Cash Consideration by wire transfer of immediately available funds to an account or accounts designated by the Sellers, (iii) stock certificates representing the Stock Consideration accompanied by stock powers duly executed in blank, and (iv) such other duly executed documents and certificates as may be required to be delivered by the Purchasers pursuant to the terms of this Agreement.

                       (c) At Closing all real estate taxes and assessments with respect to the real property for the year in which the Closing occurs will be prorated as of the Closing Date, with Sellers being charged and credited for all of the same up to such date and for prior years during Sellers' ownership and the Purchasers being charged and credited for all of the same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of taxes assessed for the prior calendar year; provided, however, for purposes of calculating such prorated amounts, taxes for the prior calendar year shall be increased by five percent (5%). Except as set forth below, no proration shall be made at the Closing for utility charges including, without limitation, water, wastewater, telephone, gas and electricity. Sellers shall terminate Sellers' accounts (but not the service itself) with the providers of all such services as of the Closing Date. Prior to the Closing Date, Purchasers shall make application to the service providers for the continuation of such services in the name of Purchasers. It is anticipated that in connection with all such utility services that the meters will be read on or about the Closing Date and Sellers shall be responsible for paying the bills for such services on or prior to the Closing Date and Purchasers shall be responsible for the payment of all such bills occurring after the Closing Date. If any such accounts are not paid in full and terminated, they shall be prorated as of the Closing Date with Sellers being charged and credited for all of the same up to such date and for all prior months during Sellers' ownership and the Purchasers being charged and credited for all of the same on or after such date. If all amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the prior month's bill. Except for those instances in which Sellers have not paid an utility account in full and terminated such account, in which case any deposit held by the applicable utility service provider shall be first applied to any outstanding amounts due and owing to any balance remaining then returned to Sellers, Sellers shall keep and retain all rights to any deposits held by any utility service providers in connection with the real property. The provisions of this subsection shall survive the Closing.

               Section 2.3. Acquisition Subsidiaries. On or before the Closing, USA Waste will designate the Acquisition Subsidiaries to receive specified assets.


                               ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE SELLERS

               Except as otherwise disclosed to the Purchasers in a schedule attached hereto and made a part hereof (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Company Disclosure Letter"), the Sellers jointly and severally represent and warrant to the Purchasers as follows:

               Section 3.1. Organization. Each of the Sellers is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Sellers is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect.

               Section 3.2. Authority Relative to this Agreement. Each of the Sellers has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by each of the Sellers and (assuming this Agreement constitutes a valid and binding obligation of the Purchasers) constitutes a valid and binding agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               Section 3.3. Consents and Approvals. No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by any Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) for the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or earlier termination of the applicable waiting period thereunder, (c) for consents, approvals, authorizations, declarations, or filings identified in Section 3.3 of the Company Disclosure Letter, and (d) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, would not, individually or in the aggregate, have a Company Material Adverse Effect. The items described to in clauses (a) through (c) of this Section 3.3 are hereinafter referred to as the "Governmental Requirements."

               Section 3.4. No Violations. Assuming that the consents, approvals, authorizations, declarations, and filings referred to in
Section 3.3 have been made or obtained and shall remain in full force and effect and the conditions set forth in Article VII shall have been satisfied or waived, neither the execution, delivery, or performance of this Agreement by any of the Sellers, nor the consummation by any of the Sellers of the transactions contemplated hereby, nor compliance by any of the Sellers with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate or articles of incorporation, as the case may be, or bylaws of any of the Sellers, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which a Seller is a party or by which a Seller's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to a Seller or a Seller's properties or assets, (d) result in the creation or imposition of any Encumbrance on any asset of a Seller, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for any Seller to conduct its business as currently conducted, except in the case of clauses (b),
(c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that (i) would not individually or in the aggregate have a Company Material Adverse Effect, (ii) are excused by or unenforceable as a result of the Sellers' filing of the Petitions, or, (iii) are set forth in Section 3.4 of the Company Disclosure Letter.

               Section 3.5. Company Financial Statements. Except as set forth in the Company Disclosure Letter or otherwise indicated therein, the unaudited consolidated interim financial statements for the Company (the "Company Financial Statements") (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Sellers as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments).

               Section 3.6. Absence of Certain Changes. Since September 30,1996, there has been no event or condition that has had (or is reasonably likely to result in) a Company Material Adverse Effect other than the filing of the Chapter 11 Cases, and, except as set forth in
Section 3.6 of the Company Disclosure Letter, the Sellers have in all material respects conducted their businesses in the ordinary course consistent with past practice and have not taken any action that, if taken after the date hereof, would violate Section 5.1 hereof.

               Section 3.7. Litigation. Except as disclosed in the notes to the Company Financial Statements or as set forth in Section 3.7 of the Company Disclosure Letter, there is no suit, action, proceeding, or investigation (whether at law or equity, before or by any federal, state, or foreign commission, court, tribunal, board, agency, or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Company, threatened against or affecting the Sellers, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against the Sellers having, or that, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect.

               Section 3.8. Absence of Undisclosed Liabilities. Except for (i) liabilities or obligations accrued or reserved against in the Company Financial Statements (or reflected in the notes thereto), (ii) liabilities or obligations disclosed in the Company Disclosure Letter, and (iii) liabilities or obligations under the Contracts entered into in the ordinary course of business that are not required to be disclosed in
Section 3.17 of the Company Disclosure Letter, the Sellers do not have any liabilities or obligations (whether absolute, accrued, contingent, or otherwise) which constitute or are reasonably likely to result in a Company Material Adverse Effect.

               Section 3.9. No Default. Except as set forth in Section
3.9 of the Company Disclosure Letter, no Seller is in violation or breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation or breach of, or a default under) any term, condition, or provision of (a) its articles or certificate of incorporation, as the case may be, or bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment, or other instrument or obligation to which a Seller is a party or by which a Seller's properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule, or regulation applicable to a Seller or a Seller's properties or assets, or (d) any permit, license, governmental authorization, consent, or approval necessary for a Seller to conduct its business as currently conducted, except in the case of clauses (b), (c), and (d) above for breaches, defaults, or violations that (i) would not individually or in the aggregate have a Company Material Adverse Effect or (ii) are excused by or unenforceable as a result of the Sellers' filing of the Petitions.

               Section 3.10. No Violation of Law. Except as disclosed in
Section 3.10 of the Company Disclosure Letter or the Company Financial Statements, no Seller is in violation of, or has been given notice or been charged with any violation of, any law, statue, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance, or regulation) of any governmental or regulatory body or authority, except for violations, which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Letter or the Company Financial Statements, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the best knowledge of the Company, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect and the Sellers have all permits, licenses, franchises, variances, exemptions, orders, and other governmental authorizations, consents, and approvals necessary to conduct their businesses as presently conducted, including all approvals in connection with bonding and surety arrangements in respect of closed landfills (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents, and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Sellers are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

               Section 3.11. Taxes. Except as set forth in Section 3.11 of the Company Disclosure Letter:

                       (a) the Sellers have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the date hereof and (ii) duly paid (or made provision for payment) in full in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods ending through the date hereof, except in each of subsection (i) and (ii) where failure to file Tax Returns or pay Taxes would not have a Company Material Adverse Effect;

                       (b) no federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Sellers wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate could have a Company Material Adverse Effect;

                       (c) the federal income Tax Returns of the Company have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1990, and no deficiencies were asserted as a result of such examinations that have not been resolved and fully paid;

                       (d) no Seller has granted any requests,
        agreements, consents, or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of such Seller;

                       (e) no Seller is a party to any tax sharing, tax indemnity, or other agreement or arrangement relating to Taxes;

                       (f) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets;

                       (g) none of the Assets is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code;

                       (h) none of the Assets directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code; and

                       (i) none of the Assets is "tax-exempt use property" within the meaning of section 168(h) of the Code.

               Section 3.12. Environmental Matters. Except as set forth in Section 3.12 of the Company Disclosure Letter or in the Company Financial Statements, to the best knowledge of the Company, (a) the Sellers are in compliance with all federal, state, and local laws governing pollution or the protection of human health or the environment ("Environmental Laws"), except in each case where noncompliance with Environmental Laws would not reasonably be expected to have a Company Material Adverse Effect, (b) no Seller has received any written notice not subsequently resolved with respect to the business of, or any property owned or leased by, a Seller from any governmental entity or third party alleging that a Seller is not in compliance with any Environmental Law, and (c) there has been no release of a Hazardous Substance, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., in excess of a reportable quantity on any real property owned or leased by a Seller that is used in the Business.

               Section 3.13. Employee Benefit Plans; Labor Matters. (a) With respect to the employee benefit plans, programs, and arrangements maintained or contributed to by any Seller (the "Company Plans"), except as set forth in Section 3.13(a) of the Company Disclosure Letter or in the Company Financial Statements and except as would not have a Company Material Adverse Effect, (i) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (ii) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law including, without limitation, timely compliance with all reporting, disclosure and notice requirements of the Code and ERISA as well as the prohibited transactions restrictions of the Code and ERISA; (iii) no Seller has incurred any direct or indirect liability under, arising out of, or by operation of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; (iv) all contributions required by law or by a collective bargaining or other agreement to be made under each Company Plan with respect to all periods through the Closing Date will have been made by such date; (v) no changes in contributions or benefit levels have been implemented, or negotiated (but not yet implemented), with respect to any Company Plan since the date for which the information in Section 3.13(a) of the Company Disclosure Letter has been provided; (vi) all premiums due the PBGC have been paid; and
(vii) there are no pending or known threatened claims, lawsuits or arbitrations on behalf of any Company Plan, or any beneficiary covered under any Company Plan or otherwise which allege a violation of ERISA or any other law or a breach of any fiduciary duties which might result in any liability on the part of the Seller and/or any Seller Subsidiary, nor is there any basis for such claim. Except as set forth in Section 3.13(a) of the Company Disclosure Letter or in the Company Financial Statements, the aggregate accumulated benefit obligations of each Company Plan subject to Title IV of ERISA (as of the date hereof and as of the Closing
Date) do not exceed the fair market value of the assets of such Company Plan (as of the date of such valuation).

                       (b) Except as disclosed in Section 3.13(b) of the Company Disclosure Letter, the Sellers are not subject to any collective bargaining or other labor union contracts applicable to persons employed by the Sellers as of the date of this Agreement. As of the date of this Agreement, there is no pending or threatened in writing labor dispute, strike, or work stoppage against the Sellers that may interfere with the business activities of the Sellers, except where such dispute, strike, or work stoppage would not have a Company Material Adverse Effect.

               Section 3.14.  Title to Property.

                       (a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter and except for matters that would not, individually or in the aggregate, reasonably be expected to give rise to a Company Material Adverse Effect:

                            (i) the Sellers have good and valid title to
               the Assets free and clear of all Encumbrances;

                            (ii) the Sellers own and have good and
               marketable title in fee simple to the real property constituting part of the Assets being sold free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options, and restrictions of all kinds (collectively, "Encumbrances"), except for (A) liens for current taxes not yet due and payable and (B) Encumbrances that, pursuant to the 363 Order, are voided or otherwise not enforceable against the Assets once the Assets are transferred to the Purchasers, which voided or unenforceable Encumbrances include without limitation those listed as items 3, 4, 5 and 6 of Section 3.14(a) of the Company Disclosure Letter (the Encumbrances described in clauses (A) and (B) are referred to herein as the "Permitted Encumbrances");

                            (iii) all real estate constituting any part
               of the Assets that is used or held by the Sellers pursuant to any lease or other contractual arrangement other than by ownership of fee simple title is designated in Section 3.14(a) of the Company Disclosure Letter;

                            (iv) Sellers have valid leasehold interests
               in, or have other valid contractual rights to use, all of the Assets of the type described in Section 3.14(a)(iii) above;

                            (v) Sellers are in peaceful and undisturbed
               possession of the space or estate under the leases or other agreements under which they are tenants or entitled to use the properties of a type described in Section 3.14(a)(iii) above being sold;

                            (vi) As to all properties of the type
               described in Section 3.14(a)(iii) above, either (A) Sellers are in no respect in default or delinquent in performing their obligations under such leases or other agreements, or (B) any such default or delinquency will be fully cured, or otherwise may not be asserted against Purchasers or the Assets, as a result of the entry by the Bankruptcy Court of the 363 Order and the 365 Order, such that Sellers' rights in and under all such leases or other agreements shall vest in Purchasers upon the Closing without reversion or diminution; and

                            (vii) Sellers have good and valid rights of
               ingress and egress to and from all the real property owned or leased by them and constituting part of the Assets being sold from and to the public street systems for all usual street, road, and utility purposes.

                       (b) The Assets include, without limitation, all real property and related rights and interests and all personal property, both tangible and intangible, necessary to conduct the Business as it is currently conducted by Sellers, to operate all facilities that are the subject of Governmental Permits (including without limitation landfill and transfer station permits) to the full extent authorized by such Governmental Permits, and to permit, construct and operate the expansions as to those certain landfills in all areas shown in Section 3.14(b) of the Company Disclosure Letter, except for any Assets which, if not owned by the Company, would not result in a Company Material Adverse Effect.

               Section 3.15. Non-Competition Agreements. Except as set forth in Section 3.15 of the Company Disclosure Letter, no Seller is a party to any agreement that purports to restrict or prohibit it, directly or indirectly, from engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing, or disposal of rubbish, garbage, paper, textiles, chemicals, or non-hazardous waste or any other material business currently engaged in by the Sellers, or, to the best knowledge of the Sellers, by the Purchasers or any corporations affiliated with the Purchasers. No officers, directors, or key employees of any Seller is a party to any agreement, which by virtue of such person's relationship with such Seller, restricts such Seller from, directly or indirectly, engaging in any of the businesses described above.

               Section 3.16. Brokers. Except as set forth in Section 3.16 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any of the Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

               Section 3.17. Contracts. Section 3.17 of the Company Disclosure Letter contains a complete and accurate list of all Contracts involving payments in any calendar year equal to or greater than $250,000. True and complete copies of each such written Contract (or written summaries of the terms of any such oral contract) have been heretofore made available to the Purchasers; and, in the case of each Contract listed in Section 1.1(h) of the Company Disclosure Letter, true and complete copies of each such Contract have been delivered to Purchasers prior to the execution of this Agreement. Except as set forth in Section 3.17 of the Company Disclosure Letter, the Sellers have not received notice, nor do they otherwise have knowledge, that any party to any such Contract intends to cancel, terminate, or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder.

               Section 3.18. Disclosure. There is no fact known to the Sellers that could have a Company Material Adverse Effect that has not been set forth in the Company Financial Statements or in this Agreement, including the Company Disclosure Letter. If the Sellers become aware of any fact or circumstance that would change a representation or warranty of the Sellers in this Agreement, the party with such knowledge shall immediately give notice of such fact or circumstance to the Purchaser. However, such notification shall not relieve the Sellers of their obligations under this Agreement.


                                ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               Except as otherwise disclosed to the Sellers in a schedule annexed hereto (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Purchaser Disclosure
Letter"), the Purchasers jointly and severally represent and warrant to the Sellers as follows:

               Section 4.1. Organization. Each of the Purchasers is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Purchasers are duly qualified as foreign corporations to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate materially impair the ability of the Purchasers to perform their obligations hereunder or to consummate the transactions set forth herein (a "Purchaser Material Adverse Effect").

               Section 4.2. Capitalization. The authorized capital stock of USA Waste consists of 300,000,000 common shares, par value $.01 per share ("Purchaser Common Stock"), of which 139,548,045 shares were issued and outstanding as of December 31, 1996. All the issued and outstanding shares of capital stock of USA Waste are validly issued, fully paid, nonassessable, and free of preemptive rights. All the shares of Purchaser Common Stock reserved for issuance in connection with the transactions contemplated by this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. Except as set forth above or as specified in Section 4.2 of the Purchaser Disclosure Letter, as of December 31, 1996 there were no shares of capital stock of USA Waste issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities, or other agreements or commitments obligating USA Waste to issue, transfer, sell, redeem, repurchase, or otherwise acquire any shares of its capital stock.

               Section 4.3. Authority Relative to this Agreement. Each of the Purchasers has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by each of the Purchasers and the consummation by each of the Purchasers of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by each of the Purchasers and (assuming this Agreement constitutes a valid and binding obligation of the Sellers) constitutes a valid and binding agreement of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. Each of the Purchasers has delivered to the Sellers true, accurate, and complete copies of its articles or certificate of incorporation, as the case may be, and bylaws, as in effect on the date hereof, including all amendments thereto.

               Section 4.4. Consents and Approvals. No consent, approval, or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Purchasers in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for the Governmental Requirements, (b) for consents, approvals, authorizations, declarations, or filings identified in Section 4.4 of the Purchaser Disclosure Letter, and (c) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. To the Purchaser's best knowledge, there are no other consents, approvals, authorizations, declarations, and filings required to be made or obtained in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby other than the requirements referred to in clauses (a) through (c) of this Section 4.4.

               Section 4.5. No Violations. Assuming that the consents, approvals, authorizations, declarations, and filings referred to in
Section 4.4 have been made or obtained and shall remain in full force and effect and the conditions set forth in Article VII shall have been satisfied or waived, neither the execution, delivery, or performance of this Agreement by any Purchaser, nor the consummation by any Purchaser of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of a Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which a Purchaser is a party or by which a Purchaser or a Purchaser's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to any Purchaser or a Purchaser's properties or assets, (d) result in the creation or imposition of any Encumbrance on any asset of any Purchaser, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for any Purchaser to conduct its business as currently conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that would not individually or in the aggregate have a Purchaser Material Adverse Effect or except as set forth in Section 4.5 of the Purchaser Disclosure Letter.

               Section 4.6. Purchaser SEC Reports. USA Waste has delivered to the Sellers true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by it with the SEC since January 1, 1992 (collectively, the "Purchaser SEC Reports"). As of the respective dates such Purchaser SEC Reports were filed or, if any such Purchaser SEC Reports were amended, as of the date such amendment was filed, each of the Purchaser SEC Reports (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (a) the audited consolidated financial statements of USA Waste (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and (ii) the unaudited consolidated interim financial statements of USA Waste (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Purchasers as of the dates thereof and the consolidated results of its operations and changes in its financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

               Section 4.7. No Default. Except as set forth in Section
4.7 of the Purchaser Disclosure Letter, no Purchaser is in violation or breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation or breach of, or default under), any term, condition, or provision of (a) its articles or certificate of incorporation, as the case may be, or bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment, or other instrument or obligation to which a Purchaser is a party or by which a Purchaser or a Purchaser's properties or assets may be bound or affected,
(c) any order, writ, injunction, decree, statute, rule, or regulation applicable to a Purchaser or a Purchaser's properties or assets, or (d) any permit, license, governmental authorization, consent, or approval necessary for a Purchaser to conduct its business as currently conducted, except in the case of clauses (b), (c), and (d) above for violations, breaches, or defaults that would not individually or in the aggregate have a Purchaser Material Adverse Effect.

               Section 4.8. Brokers. Except as set forth in Section 4.8 of the Purchaser Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by a Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Purchaser.

               Section 4.9. Disclosure. There is no fact known to the Purchasers that could reasonably be expected to have a Purchaser Material Adverse Effect, which has not been set forth in this Agreement, including the Purchaser Disclosure Letter. If the Purchasers become aware of any fact or circumstance that would change a representation or warranty of the Purchasers in this Agreement, the Purchasers shall immediately give notice of such fact or circumstance to the Sellers. However, such notification shall not relieve the Purchasers of their obligations under this Agreement.

               Section 4.10. Financing. USA Waste represents that on the Closing Date it will have sufficient funds and a sufficient number of authorized shares of Purchaser Common Stock to deliver the Consideration to the Sellers.


                                ARTICLE V

                                COVENANTS

               Section 5.1. Conduct of Business by the Sellers Pending the Closing. Subject, after the date on which the Sellers file the Petitions, to any obligations as a debtor or debtor-in possession under the Bankruptcy Code, or order of the Bankruptcy Court, the Sellers shall conduct their businesses in the ordinary course consistent with past practice, including, without limitation, meeting their obligations as they become due and fulfilling their commitments to customers. The Sellers shall also use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as provided in the Company Disclosure Letter or except as otherwise contemplated under this Agreement, from the date hereof until the Closing Date, without the prior written consent of the Purchasers:

                       (a) No Seller shall adopt or propose any change in its articles or certificate of incorporation, as the case may be, or bylaws, except a change that would not have any adverse affect on the transactions contemplated by this Agreement;

                       (b) No Seller shall declare, set aside, or pay any dividend or other distribution with respect to any shares of its capital stock, or split, combine, or reclassify any of its capital stock, or repurchase, redeem, or otherwise acquire any shares of its capital stock;

                       (c) No Seller shall merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

                       (d) No Seller shall lease, license, or otherwise surrender, relinquish, encumber, or dispose of (i) any real estate or motor vehicles or other equipment owned or leased by it or (ii) any other assets or property that are material to it, except for Excluded Assets and except for assets listed in
        Section 5.1(d) of the Company Disclosure Letter;

                       (e) No Seller shall grant any increase in the compensation of its directors, officers, employees, consultants, or agents;

                       (f) No Seller shall enter into or amend any employment agreement or other employment arrangement with any of its employees;

                       (g) No Seller shall change any method of accounting or accounting practice used by it, except for any change required by GAAP;

                       (h) No Seller shall agree or commit to do any of the foregoing; and

                       (i) except to the extent necessary to comply with the requirements of applicable laws and regulations, no Seller shall (i) take, or agree or commit to take, any action that would make any representation or warranty of the Sellers hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect on the Closing Date, provided however that the Sellers shall be permitted to take or omit to take such action that (without any significant uncertainty) can be cured, and in fact is cured, at or prior to the Closing Date, or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in Article VII not being satisfied.

               Section 5.2. Access and Information. The Sellers shall afford to each Purchaser and to each Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Closing Date to all their books, records, properties, plants, and personnel and, during such period, shall furnish as promptly as practicable to each Purchaser (a) a copy of each report, schedule, and other document filed or received by them pursuant to the requirements of federal or state securities laws and (b) all other information as each Purchaser reasonably may request, provided that no Purchaser shall disclose any competitively sensitive information (unless such Purchaser is legally compelled to do so in which case such Purchaser shall provide the Company with prompt written notice of the legal requirement to disclose so that the Company may seek a protective order or other appropriate remedy) and no investigation pursuant to this
Section 5.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated by this Agreement. USA Waste shall continue to abide by the terms of the Letter Agreement, dated as of March 18, 1996 (the "1996 Letter Agreement"), between USA Waste and Donaldson, Lufkin & Jenrette Securities Corporation, as agent for the Company, and by the terms of the Letter Agreement, dated as of October 20, 1994 (the "1994 Letter Agreement" and, together with the 1996 Letter Agreement, the Letter Agreements"), between the Company and USA Waste.

               Section 5.3. Acquisition Proposal Procedures. The Purchasers and the Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by the Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the assets of the Sellers while assuming or otherwise satisfying relevant liabilities in order to maximize value for the Sellers' constituents. The parties also acknowledge that under the Bankruptcy Code the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price possible for the Assets, including, but not limited to, giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, providing information about the Business to responsible bidders subject to appropriate confidentiality agreements, entertaining higher and better offers from responsible bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall, promptly following the Petition Date, seek the entry of an order (the "Overbid Procedures Order") providing for procedures substantially similar to the following procedures:

                       (a) The Sellers shall give notice of the transactions contemplated by this Agreement to such persons and in such manner as the Bankruptcy Court shall direct.

                       (b) Unless this Agreement has been terminated in accordance with its terms, Sellers will not authorize or permit any of their officers, directors, or employees, or any investment banker, financial adviser, attorney, accountant, or any other representative (i) to solicit, initiate or encourage, or take any other action to facilitate, any inquiry or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Overbid (as hereinafter defined); provided, however, that if the Board of Directors of Sellers determines in good faith that it is necessary to do so to comply with their fiduciary duties under corporate law or the Bankruptcy Code, Sellers may, in response to an unsolicited Overbid (x) provide public and non-public information concerning the Business to those parties who first have delivered an Overbid meeting the requirements of subsection (c) of this Section, provided that such party executes a confidentiality agreement materially the same as the Letter Agreements; and (y) participate in negotiations or discussions concerning such Overbid. The Sellers shall immediately notify the Purchasers orally and in writing of all inquiries, or proposals or requests for information received from any party, and the material terms and conditions of such inquiry, proposal or request and the identity of the person making such inquiry, proposal or request. Sellers shall keep Purchasers fully informed of the status and details (including amendments or proposed amendments) of any such inquiry, proposal or request. Upon request by Purchasers, Sellers will identify and furnish to Purchasers all information provided in response to any such inquiry, proposal or request.

                       (c) The Sellers will consider as higher and better offers ("Overbids") only those proposals that meet the following requirements:

                            (i) Overbids that propose consideration
                having a readily ascertainable fair market value of not less than $1,000,000 in excess of the sum of the Purchase Price and any amounts payable pursuant to Section 9.6 hereof, subject to adjustments no less favorable to the Sellers than those contained in this Agreement, plus the assumption of the liabilities assumed by the Purchasers under this Agreement.

                            (ii) Overbids that are in the form of this
                Agreement marked to show all changes thereto and that are on terms and conditions no less favorable to the Sellers than terms and conditions contained in this Agreement, including, but not limited to, the time of closing.

                            (iii) Overbids that are delivered to the
                Sellers with copies to the Purchasers not later than 4:00 p.m. Eastern Standard Time on the tenth business day prior to the date set for the hearing to approve the transactions contemplated by this Agreement (the "363 Hearing") and that are accompanied by appropriate evidence of the bidder's financial ability to consummate a transaction on or prior to the Closing Date.

                            (iv) With respect to subsequent Overbids
                (including any by the Purchasers), Overbids that include additional consideration of at least $1 million over the previous bid.

                       (d) If any qualified Overbids are timely received, an auction will be conducted on the second business day following the due date for Overbids at the offices of counsel for the Sellers at which only the Purchasers and any prospective purchaser who has timely submitted a qualifying Overbid in conformity with clauses (c)(i) through (c)(iv) above shall be entitled to participate. At the auction, bidding shall begin with the highest qualifying Overbid and shall not conclude until each participating bidder has had the opportunity to submit any additional overbid with full knowledge of the existing highest bid.

                       (e) The Board of Directors of the Company, in consultation with the Official Committee of Creditors, shall determine in good faith whether a submitted Overbid meets the requirements described herein and whether this Agreement or such Overbid constitutes the most favorable transaction. The most favorable bid so determined by the Company's Board of Directors shall be submitted to the Bankruptcy Court for approval at the 363 Hearing. Purchasers shall be deemed parties in interest with standing to appear and be heard in connection with any motion, hearing, or other proceeding relating to this Agreement or any Overbid.

               Section 5.4. Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Sellers and the Purchasers shall (a) promptly make all filings and submissions under the HSR Act, (b) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations, and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement, as soon as practicable; provided, however, that USA Waste shall not be required to divest any of its significant assets or businesses, or discontinue or refrain from conducting any of its significant operations, in order to obtain any approvals to consummate the transactions contemplated by this Agreement. In connection with the foregoing, the Sellers will provide the Purchasers, and the Purchasers will provide the Sellers, with copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers, or similar third party actions that are material to the consummation of the transactions contemplated hereby, and each party agrees to take all commercially reasonable actions as are necessary, subject to the proviso above with respect to USA Waste not divesting any significant assets or businesses or discontinuing or refraining from conducting any significant operations, to complete such notifications and obtain such clearances, approvals, waivers, or third party actions, except where such consequence, event, or occurrence would have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

               Section 5.5. Public Announcements. The Purchasers, on the one hand, and the Sellers, on the other hand, agree that they will not issue any press release or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law or any requirement of any stock exchange on which the stock of the Company or USA Waste is listed.

               Section 5.6. Bankruptcy Actions. (a) As promptly as practicable after the Petition Date, the Sellers will file with the Bankruptcy Court a motion, supporting papers, notices and a proposed Overbid Procedures Order, all in form and substance reasonably satisfactory to Purchasers, seeking the Bankruptcy Court's approval of the terms of Sections 5.3 and 9.6 of this Agreement and observance and performance of such terms by the Sellers and the Purchasers during the pendency of the Chapter 11 Cases.

                       (b) After the Petition Date, the Sellers will file with the Bankruptcy Court a motion, supporting papers, notices and a form of 363 Order and 365 Order, all in form and substance reasonably satisfactory to Purchasers, seeking the Bankruptcy Court's approval of this Agreement (including without limitation approval of provisions adequate to assure Sellers' compliance with Section 1.6(b)), the Sellers' performance under this Agreement, and the assumption and assignment of the Contracts.


                       (c) The Sellers will provide the Purchasers with copies of all motions, applications, and supporting papers prepared by the Sellers (including forms of orders and notices to interested parties) relating in any way to Purchasers or the transactions contemplated by this Agreement prior to the filing thereof in the Chapter 11 Cases.

                       (d) Sellers shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

               Section 5.7. Tax Returns and Filings; Payment of Taxes. Sellers shall prepare all tax returns of Sellers for periods ending on or prior to the Closing Date. Sellers shall be responsible for paying all taxes of Sellers for periods ending on or prior to the Closing Date.

               Section 5.8. Surety or Performance Bonds. For a period of at least sixty (60) days following the Closing Date, Sellers shall use commercially reasonable efforts to maintain all surety or performance bonds and the collateral in respect thereof as described in Section 1.2(d) in place unless such bonds and collateral have earlier been released by the regulatory authority in possession thereof. Purchasers shall use their commercially reasonable efforts to replace and provide for substitution of such surety or performance bonds as soon as reasonably practicable after the execution of this Agreement. In the event that any such bonds and collateral are not released and returned to Sellers on or before the date that is one month after the Closing, then Purchasers shall pay Sellers an amount equal to (a) Purchasers' per diem interest cost incurred in respect of borrowed funds times (b) the outstanding amount of such bonds and collateral for the period commencing with the first day of the second month following the Closing and ending when the last of such bonds and collateral has been replaced. On the sixtieth day following the Closing Date, the Purchasers shall pay to the Sellers an amount of cash equal to the amount of cash collateral, if any, that is still subject to the performance bonds; provided Sellers have executed any documents or instruments required by Purchasers to release such bonds and assign to the Purchasers all of their right, title and interest in and to such cash collateral.

               Section 5.9. Purchase Price Allocation. The Purchasers and the Sellers hereby agree that the Consideration for the Assets and the Assumed Liabilities will be allocated in a mutually acceptable manner not later than the Closing Date. Subject to the requirements of any applicable Tax law, all Tax Returns filed by Purchasers and Sellers shall be prepared consistently with such allocation.

               Section 5.10. Securities Laws Compliance. The parties will in good faith attempt to obtain confirming orders or otherwise structure the Petitions and the plan of reorganization to be approved pursuant thereto in such manner as to permit the issuance of the Stock Consideration without registration thereof under the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the "Securities Laws"). In the event Purchasers do not receive assurances, that in the judgment of Purchasers upon advice of counsel are reasonably sufficient to assure them that such issuance may be made without registration under the Securities Laws, then in such event Purchasers shall use their commercially reasonable best efforts to register the issuance of the Stock Consideration under the Securities Laws or the transfer by Sellers of the Stock Consideration pursuant to such plan of reorganization.

               Section 5.11. Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents, and approvals in connection with the Governmental Requirements and to effect all necessary registrations and filings.


                                ARTICLE VI

                    ADDITIONAL POST-CLOSING COVENANTS

               Section 6.1. Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Sellers and the Purchasers will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Assets to the Purchasers and the assumption of the Assumed Liabilities by the Purchasers.

               Section 6.2. Books and Records; Personnel. For a period of seven (7) years after the Closing Date (or such longer period as may be required by any governmental or regulatory body or authority or ongoing Legal Proceeding):

                       (a) the Purchasers shall not dispose of or destroy any of the business records and files of the Business. If the Purchasers wish to dispose of or destroy such records and files after that time, they shall first give sixty (60) days' prior written notice to the Sellers, and the Sellers shall have the right, at their option and expense, upon prior written notice to the Purchasers within such sixty-day period, to take possession of the records and files within ninety (90) days after the date of the notice from the Sellers.

                       (b) each of the Purchasers shall allow the Sellers and any of their directors, officers, employees, counsel, representatives, accountants, and auditors (collectively, the "Seller Representatives") access to all business records and files of the Sellers or the Business that are transferred to it in connection herewith, which are reasonably required by such party in anticipation of, or preparation for, any existing or future Legal Proceeding involving a Seller or Tax Return preparation, during regular business hours and upon reasonable notice at such Purchaser's principal place of business or at any location where such records are stored, and the Sellers and the Seller Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of such Purchaser's business or operations.

                       (c) each of the Purchasers shall make available to the Sellers and the Seller Representatives upon written request
        (i) personnel to assist the Sellers and the Seller Representa-tives in locating and obtaining records and files maintained by such Purchaser and (ii) any of the personnel previously in employ of the Sellers whose assistance or participation is reasonably required by the Sellers and the Seller Representatives in anticipation of, or preparation for, existing or future Legal Proceeding involving any Seller, Tax Return preparation, or other matter in which a Seller is involved or which is related to the Business; provided, however, that any such access to personnel shall be had in such a manner so as not to interfere with the normal conduct of such Purchaser's business or operations.

               Section 6.3. Third Party Rights. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Sellers or any other persons or entities (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Agreement shall create such third party beneficiary rights in any such persons or entities in respect of any benefits that may be provided, directly or indirectly, under any Company Plan except to the extent such obligations are specifically assumed.

               Section 6.4. Employee Withholding. The Sellers agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing IRS Forms W-2, W-3, and 941, (a) each of the Sellers shall report on a "predecessor-successor" basis, as set forth therein, (b) each of the Sellers shall be relieved from furnishing Forms W-2 to any of the employees of the Sellers who become employees of the Purchasers, and (c) the Purchasers shall assume the obligations of the Sellers to furnish such Forms W-2 to such employees for the year in which the Closing occurs.

               Section 6.5. Indemnification. The Purchasers shall indemnify the Sellers for any losses the Sellers may incur (including reasonable attorneys' fees) with respect to any claims of employees of the Sellers and their beneficiaries (a) arising out of their employment with the Purchasers, (b) under any law relating to the termination of such employee's employment arising after the Closing Date, and (c) in connection with the liabilities assumed by the Purchasers under Sections 6.3, 6.4, 7.5 or 7.6.

               Section 6.6. Use of Name. Sellers hereby consent to the use by Purchasers of the name "Mid-American Waste Systems, Inc." and any variation or derivation thereof and any trademarks, service marks, trade names, trade dress, logos, business and product names and slogans for a period of six (6) months after the Closing Date. From time to time after the Closing Date until 6 months after the Closing Date, Sellers will, without further consideration, execute and deliver such other instruments and take such other action to evidence the consent of Sellers to Purchasers use of Sellers' name.


                               ARTICLE VII

                   EMPLOYEES AND EMPLOYEE BENEFIT PLANS

               Section 7.1. Employment of the Sellers' Employees.

                       (a) Effective as of the Closing Date, Purchasers may offer employment in Purchasers' sole discretion to certain of the Employees of Sellers. Such Employees, if any, who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees".

                       (b) Except for matters disclosed in Section 7.1(b) of the Company Disclosure Letter from and after the Closing Sellers shall remain solely responsible for any and all Benefit Liabilities in respect of the Employees, including the Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment of any such Employee by any Seller, (ii) the termination of employment with any Seller of any Employee on or prior to the Closing Date, including Benefit Liabilities under any of the Company Plans that provides severance pay, (iii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Company Plans or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of any Seller or (iv) accrued but unpaid salaries, wages, bonuses, incentive compensation, sick pay or other compensation or payroll items in connection with the employment of any such Employee by any Seller (including, without limitation, deferred compensation), except, in any such case, to the extent any such Benefit Liability becomes the obligation of the Purchasers pursuant to this Article VII.

                       (c) As of the Closing Date, the Purchasers shall assume all of the Sellers' obligations with respect to accrued but unpaid vacation for Transferred Employees.


                Section 7.2.  Welfare and Fringe Benefit Plans.

                       (a) Effective as of the Closing Date, the Purchasers shall make available or establish a medical plan for the Transferred Employees and their dependents and beneficiaries containing provisions not in the aggregate less favorable than the Sellers' medical plan maintained under the Mid-American Waste Systems, Inc. Employee Health and Welfare Plan. Transferred Employees and their dependents and beneficiaries shall not be subject to any pre-existing conditions limitations under the medical plan established by the Purchasers that were covered under Sellers' medical benefit plan. In addition, commencing on the Closing Date the Purchasers shall provide the Transferred Employees and their dependents and beneficiaries coverage under any other pension, retirement, welfare and fringe benefit plans, programs, policies or arrangements established by the Purchasers for such Persons, who for all purposes of this sentence will be credited, to the extent permissible under applicable law, with all service with Sellers or their affiliates; provided that, from and after the Closing Date, the Sellers shall remain solely responsible for any and all Benefit Liabilities to or in respect of the Employees or their beneficiaries or dependents relating to or arising in connection with any claims whether such claims are submitted for payment before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence before the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences before the Closing Date), but only to the extent such Benefit Liabilities are attributable to the period from the date the condition arose to the Closing Date. Notwithstanding the foregoing, pursuant to Section 7.1(b), the Purchasers shall have no liability with respect to any such claims, unless such claims are covered under a welfare or fringe benefit plan or policy maintained by the Purchasers.

                       (b) From and after the Closing, the Sellers shall remain solely responsible for any and all Benefit Liabilities in respect of any former employee of Sellers and his covered dependents and beneficiaries under any Company Plans that is an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that as of the Closing Date provides post-employment life, medical or dental benefits to such former employee.

                       (c) From and after the Closing Date, the Sellers shall remain solely responsible for any and all Benefit Liabilities relating to or arising in connection with the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Company Plans in respect of (i) Employees, other than the Transferred Employees, their beneficiaries and their covered dependents, and (ii) to the extent related to a qualifying event occurring on or before the Closing Date, Transferred Employees, their beneficiaries and their covered dependents.

                       (d) The Sellers shall provide the appropriate notices required under Section 4980B of the Code with respect to continuation of health care coverage under any Company Plans in respect of Transferred Employees, their beneficiaries and covered dependents.

                       (e) Pursuant to Section 7.1(b), the Sellers shall not have any liability or responsibility for any benefits or other amounts that may become payable to Transferred Employees and their dependents or beneficiaries on or after the Closing Date under any pension, retirement, welfare and fringe benefit plans, programs, policies or arrangements established or maintained by the Purchasers.

               Section 7.3. Workers' Compensation. From and after the Closing Date, the Sellers shall remain solely responsible for any and all Benefit Liabilities to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising with respect to any period or event on or prior to the Closing Date; provided, that with respect to Benefit Liabilities to or in respect of any Employee for which a claim for workers' compensation benefits is made after the Closing Date that relates to periods or events that occur both before and after the Closing Date, the Purchasers shall be responsible for the Benefit Liabilities attributable to that period and those events that occur after the Closing Date.

               Section 7.4. Sellers' 401(k) Plan. Subject to Section 7.7, effective as of the Closing Date, Purchasers shall assume the sponsorship and be liable for any obligations or liabilities of Sellers with respect to the Mid-American Waste Systems, Inc. Retirement Savings Plan, but only to the extent that such liabilities or obligations first mature and are required to be performed subsequent to the close of business on the Closing Date.

               Section 7.5. Collective Bargaining Agreement. Effective as of the Closing, the Purchasers shall (a) assume and honor all the rights and obligations of the Sellers under the collective bargaining agreement listed in Section 7.5(a) of the Company Disclosure Letter and (b) to the extent provided in this Article VII assume sponsorship of each single employer employee benefit plan and benefit arrangement provided for under such collective bargaining agreement listed in Section 7.5(a) of the Company Disclosure Letter, in each case, only to the extent such rights and obligations first mature and are required to be performed subsequent to the close of business on the Closing Date; and provided further, that Purchasers shall not be required to assure any obligations under this
Section 7.5 unless they shall have received reasonable assurances from the International Union of Operating Engineers to the effect that such collective bargaining agreement imposes no obligation on any Purchaser or any affiliate of a Purchaser with regard to the employment of persons at any site, or in connection with any operations, other than the current site and operations of Mid-American Waste Systems of Cuyahoga, Inc.

               Section 7.6. No Employee Rights. Nothing in this Article VII express or implied shall confer upon any Transferred Employee or other employee or legal representative thereof any rights or remedies, including but not limited to any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

               Section 7.7. Right to Terminate or Modify Plans. Nothing in this Article VII express or implied shall be construed to prevent the Purchasers from terminating or modifying to any extent or in any respect any benefit plan that the Purchasers may establish or maintain.


                               ARTICLE VIII

                           CONDITIONS PRECEDENT

               Section 8.1. Conditions Precedent to Obligation of the Sellers and the Purchasers. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                       (a) any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall not have been withdrawn or terminated without requiring Purchasers to dispose of or divest any of their significant assets or businesses, or discontinue or refrain from conducting any of their significant operations;

                       (b) no statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any federal or state court or governmental authority that prohibits, restrains, enjoins, or restricts the consummation of the transactions contemplated by this Agreement;

                       (c) each of the parties shall have made such filings and obtained such permits, authorizations, consents, or approvals required by the Governmental Requirements to consummate the transactions contemplated hereby; and

                       (d) no claim, action, suit, arbitration, inquiry proceeding, or investigation (each, an "Action") shall have been commenced by or before any United States federal, state, or local or any foreign government, governmental, regulatory, or administrative authority, agency, or commission or any court, tribunal or judicial or arbitral body against the Purchasers or the Sellers, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement that, in the reasonable good faith determination of any party, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this
        Section 8.1(d) shall not apply to any party that has directly or indirectly solicited or encouraged any such Action; and

                       (e) the 363 Order and the 365 Order shall each have been entered by the Bankruptcy Court and shall not have been reversed, stayed, modified or amended, and shall not be subject to any pending or potential appeal that, in the reasonable judgment of Purchasers, after obtaining advice of counsel, could if decided adversely to Sellers or Purchasers reasonably result in judicial relief that would materially and adversely affect the use by or value to Purchasers of the Business or the Assets.

               Section 8.2. Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions: the Purchasers shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing Date; the representations and warranties of the Purchasers contained in this Agreement that are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such date except as contemplated by the Purchaser Disclosure Letter or this Agreement; and the Sellers shall have received a certificate of the chairman of the board, the president, an executive vice president, a senior vice president, or the chief financial officer of each of the Purchasers as to the satisfaction of this condition.

               Section 8.3. Conditions Precedent to Obligation of the Purchasers. The obligation of the Purchasers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

                       (a) the Sellers shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing Date; the representations and warranties of the Sellers contained in this Agreement that are qualified with respect to materiality (i.e., with respect to the occurrence or likely occurrence of a Company Material Adverse Effect) shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects (i.e., all breaches of such non-qualified representations and warranties, when combined with all matters that, but for the qualification by reference to a Company Material Adverse Effect, would have constituted breaches of the representations and warranties that are qualified by such reference, would not collectively constitute or give rise to a Company Material Adverse Effect), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date, except as contemplated by the Company Disclosure Letter or this Agreement; and the Purchasers shall have received a certificate of the chairman of the board, the president, or a vice president of each of the Sellers as to the satisfaction of this condition;

                       (b) The Overbid Procedures Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement within ten (10) days of the Petition Date;

                       (c) The 363 Order and the 365 Order shall each have been entered by the Bankruptcy Court by March 17, 1997;

                       (d) Purchasers shall have received all government approvals, clearances, consents or authorizations necessary or advisable to transfer the Company Permits to Purchasers (or Purchasers shall have received adequate assurances that all such approvals, clearances, consents and authorizations will be given), and no Company Permits shall be revoked, or shall fail to be transferred to Purchasers without additional expense and subject to no additional restrictions or burdens on the permittee, except in each case for such matters as would not individually or in the aggregate have a Company Material Adverse Effect;

                       (e) Purchasers shall have received title commitments, title reports or other reasonably satisfactory evidence demonstrating the accuracy and correctness of Sellers' representation set forth at Section 3.14;

                       (f) Purchasers shall have received all approvals or waivers from the holders of Purchasers' senior debt that Purchasers deem necessary or advisable in connection with the Closing and consummation of the transactions contemplated by this Agreement; and

                       (g) Purchasers shall have received such consents and approvals as are necessary in their reasonable judgment to permit the assignment to Purchasers, without default or termination, of Sellers rights and obligations in connection with the industrial revenue bonds and related financial arrangements described at Section 1.3(e) of the Company Disclosure Letter; provided, with regard to item number one (1) at Section 1.3(e) of the Company Disclosure Letter, in the event Purchasers' are not able to receive such consents such bonds listed in such item may be paid in full and Purchasers shall have no obligations in respect thereof under Section 1.3(e), and the Assets will not be subject to any Encumbrances with regard thereto.


                                ARTICLE IX

                    TERMINATION, AMENDMENT, AND WAIVER

               Section 9.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of USA Waste and the Company.

               Section 9.2. Termination by Either Purchaser or the Company. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of either USA Waste or the Company if (a) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory, or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and either (i) thirty (30) days shall have elapsed from the issuance of such order, decree, or ruling or other action and such order, decree, or ruling or other action has not been removed or (ii) such order, decree, ruling, or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order, or decree, or (b) the Closing Date shall not have occurred on or before May 31, 1997.

               Section 9.3. Termination by the Company. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of the Company if (a) there has been a breach by the Purchasers of any representation or warranty contained in this Agreement that would have or would be likely to have a Purchaser Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Purchasers, which breach is not curable or, if curable, is not cured within thirty
(30) days after written notice of such breach is given by the Company to the Purchasers; (c) the conditions to the obligations of Purchasers set forth in Sections 8.3(d), (e) or (f) shall not have been waived or satisfied on or before April 15, 1997; or (d) the Board of Directors of the Company has withdrawn, modified, or changed in a manner adverse to the Purchasers its approval or recommendation of this Agreement in order to approve and permit the Company to execute a definitive agreement relating to an Overbid.

               Section 9.4. Termination by USA Waste. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of USA Waste if (a) there has been a breach by the Sellers of any representation or warranty contained in this Agreement that would have or would be reasonably likely to have a Company Material Adverse Effect or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Sellers, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Purchasers to the Sellers.

               Section 9.5. Effect of Termination and Abandonment. In the event of termination of the Agreement pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Sellers, the Purchasers, or their respective officers and directors, and all obligations of the parties shall terminate, except for
(i) the obligations of the parties pursuant to Sections 5.5, 9.5, 9.6, 10.5, 10.6, and 10.10, (ii) the obligations of the parties set forth in the Letter Agreements referred to in Section 5.2 hereof and except that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other parry in connection with this Agreement and the transactions contemplated hereby, and (b) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

               Section 9.6. Expense Reimbursement; Termination Fee.

                       (a) Expense Reimbursement. In the event this
        Agreement is terminated for any reason other than pursuant solely to Section 9.1, 9.2 or subsections (a), (b) or (c) of Section 9.3 hereof, Sellers shall reimburse Purchasers for their actual reasonable expenses, not to exceed $1,000,000, incurred in furtherance of this Agreement and the transactions contemplated herein, including without limitation attorneys' fees and expenses incurred by Purchasers for services of outside counsel in negotiating this Agreement, performance of due diligence, or otherwise. This obligation shall survive any termination of this Agreement, and shall constitute an administrative expense of Sellers under sections 503(b) and 507(a)(1) of the Bankruptcy Code. This reimbursement will be made by Sellers within ten (10) days of submission by Purchasers of an itemized statement reflecting such actual reasonable expenses.

                       (b) Termination Fee.

                       (i) Sellers agree and acknowledge that Purchasers' negotiation and execution of the Agreement have resulted from substantial investment of management time and have required significant commitment of financial and other resources by Purchasers, and that the negotiation and execution have provided value to Sellers. Therefore, if a Termination Fee Event (as defined in subsection (ii) below) occurs, Sellers shall pay $6,000,000 to Purchasers as a Termination Fee; provided, that Sellers shall not be obligated to pay the Termination Fee if, prior to the occurrence of the Termination Fee Event, the Agreement has validly been terminated pursuant solely to Section
        9.1 or subsections (a) or (b) of Section 9.3 hereof.

                       (ii) A "Termination Fee Event" is the occurrence of any of the following:

                       (A) The termination of this Agreement pursuant to
        Section 9.3(d) hereof;

                       (B) The execution by any of the Sellers, or any trustee in bankruptcy for any of the Sellers, of an agreement providing for the sale of all or any material portion of the Business or of an equity interest in any of the Sellers, or any business combination of any of the Sellers, involving any party other than Purchasers (an "Alternative Transaction"); or

                       (C) The confirmation of any plan of reorganization in the Bankruptcy Court, or the approval of any agreement or transaction by the Bankruptcy Court, that provides for any Alternative Transaction within twelve months of termination of this transaction.

                       (iii) Sellers shall pay the Termination Fee simultaneously with the closing of any such Alternative
        Transaction. Sellers' obligation to pay the Termination Fee shall constitute an administrative expense of Sellers under sections 503(b) and 507(a)(1) of the Bankruptcy Code.


                                ARTICLE X

                            GENERAL PROVISIONS

               Section 10.1. Survival of Representations, Warranties, and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date.

               Section 10.2. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, tb) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                       (a)  If to the Purchasers, to

                            USA Waste Services, Inc.
                            1001 Fannin, Suite 4000
                            Houston, Texas 77002
                            Telecopy:  (713) 209-9711
                            Attention:  President

                            with copies to


                            USA Waste Services, Inc.
                            1001 Fannin, Suite 4000
                            Houston, Texas 77002
                            Telecopy:  (713) 209-9711
                            Attention:  Gregory T. Sangalis, Esq.

                            and

                            Mayor, Day, Caldwell & Keeton, L.L.P.
                            700 Louisiana, Suite 1900
                            Houston, Texas 77002
                            Telecopy:  (713) 225-7047
                            Attention:  Roy E. Bertolatus, Esq.

                       (b)  If to the Sellers, to

                            Mid-American Waste Systems, Inc.
                            1006 Walnut Street
                            Canal Winchester, Ohio 43110
                            Telecopy:  (614) 833-9173
                            Attention:  Gene A. Meredith

                            with a copy to

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                            New York, New York 10022
                            Telecopy:  (212) 735-2000
                            Attention:  J. Gregory Milmoe, Esq.

               Section 10.3. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 10.4. Entire Agreement; Assignment. This Agreement (including the Exhibits, the Purchaser Disclosure Letter, the Company Disclosure Letter, and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Letter Agreements, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise.

               Section 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts, and agrees not to plead or claim that such litigation brought in any Delaware Court has been brought in an inconvenient forum.

               Section 10.6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

               Section 10.7. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

               Section 10.8. Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               Section 10.9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

               Section 10.10. Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 10.11. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.


                                ARTICLE XI

                               DEFINITIONS

               Section 11.1. Defined Terms. As used herein, the terms below shall have the following meanings.

               Sellers as of the Closing Date

               "Acquisition Subsidiaries" has the meaning set forth in the Preamble.

               "Action" has the meaning set forth in Section 8.1(d).

               "Agreement" has the meaning set forth in the Preamble.

               "Assets" has the meaning set forth in Section 1.1.

               "Assumed Liabilities" has the meaning set forth in Section
1.3.

               "Bankruptcy Code" has the meaning set forth in the Recitals.

               "Bankruptcy Court" has the meaning set forth in the Recitals.

               "Benefit Liabilities" means liabilities, obligations, commitments, damages, costs, taxes and expenses, including reasonable fees and disbursements of attorneys and other advisors, including any such expenses incurred in connection with the enforcement of any applicable provision of this Agreement payable with respect to any Employee or with respect to or under any Company Plans.

               "Business" has the meaning set forth in the Recitals.

               "Cash Consideration" has the meaning set forth in Section
1.5.

               "Chapter 11 Cases" has the meaning set forth in the Recitals.

               "Closing" has the meaning set forth in Section 2.1.

               "Closing Date" has the meaning set forth in Section 2.1.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company" has the meaning set forth in the Preamble.

               "Company Disclosure Letter" has the meaning set forth in
Article III.

               "Company Financial Statements" has the meaning set forth in Section 3.5

               "Company Material Adverse Effect" means any events, conditions, or matters in respect of the Sellers, the Assets, and the Assumed Liabilities (collectively, the "Acquired Businesses"), other than the filing of the Chapter 11 Cases, that in the aggregate taking into account all events, conditions or matters in respect of the Acquired Businesses (whether or not in connection with the same or any similar representation, warranty or matter) result in or are reasonably expected to result in a loss, cost, or charge to, or a reduction in the revenue of, the Acquired Businesses in the aggregate amount of $5,000,000 or more; provided, however, that any of the events, conditions or matters that exist on the date hereof and have been reflected in this Agreement or disclosed in the Company Disclosure Letter (in each case without taking into account the $5,000,000 threshold) shall not be deemed to constitute a Company Material Adverse Effect, except for and expressly excluding, however, those events, conditions or matters which were to be voided or otherwise made unenforceable against the Assets once the Assets were transferred to Purchasers pursuant to the 363 Order or the 365 Order, but which events, conditions or matters have in fact not been voided or made unenforceable, in which case such events, conditions or matters shall be deemed to constitute a Company Material Adverse Effect.

               "Company Permits" has the meaning set forth in Section
3.10.

               "Company Plans" has the meaning set forth in Section
3.13(a).

               "Consideration" has the meaning set forth in Section 1.5.

               "Contract" means (a) those contracts, bids, proposals, purchase orders, agreements, indentures, notes, bonds, loans, instruments, leases, mortgages, or other arrangements or agreements listed in Section 1.1(h) of the Company Disclosure Letter and (b) any other contract, agreement, understanding, or arrangement (whether written or oral) entered into by the Sellers in the ordinary course of business pursuant to which a Seller (i) provides solid waste collection, transportation, or disposal services to a residential, commercial or industrial customer on such terms as are common in the industry; provided, however, that no Contract of a type referred to in Clause
(b)(i) shall obligate Purchasers to perform any services or obligations other than the collection, transportation or disposal of solid, non-hazardous waste, and other ordinary and related obligations that are in the industry customarily incidental to the provision of such services; or
(ii) leases or acquires goods or services for use in its offices under terms customary for such agreements (provided that no Contract of a type described in this Clause (b)(ii) shall obligate Purchasers to make payments under any such Contract or group of similar Contracts in an amount in excess of $20,000 annually unless such Contract may be terminated by Purchasers without penalty upon reasonable notice).

               "Deeds" has the meaning set forth in Section 2.2.

               "Delaware Courts" has the meaning set forth in Section
10.5.

               "Encumbrances" has the meaning set forth in Section
3.14(b)(i).

               "Environmental Laws" has the meaning set forth in Section
3.12.

               "Employees" means collectively, any employee or former employee employed or formerly employed by the Sellers in the operation of the Business or the beneficiaries or dependents of any such employee or former employee.

               "ERISA" has the meaning set forth in Section 3.13.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Excluded Assets" has the meaning set forth in Section
1.2.

               "Excluded Liabilities" has the meaning set forth in
Section 1.4.

               "Final Statement" has the meaning set forth in Section
1.6.

               "GAAP" has the meaning set forth in Section 3.5.

               "Governmental Requirements" has the meaning set forth in
Section 3.3.

               "HSR Act" has the meaning set forth in Section 3.3.

               "Intellectual Property" means all United States (a) patents and patent applications (including reissues, divisions, continuations-in-part and extensions thereof), invention disclosures, inventions, and improvements thereto, (b) trademarks, trade names, service marks, trade dress and logos and registrations and applications for registration thereof, (c) copyrights and registrations thereof and
(d) licenses of any of the foregoing.

               "Legal Proceeding "means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any governmental or regulatory body or authority.

               "Letter Agreements" has the meaning set forth in Section
5.2.

               "Overbid Procedures Order" has the meaning set forth in
Section 5.3.

               "Overbids" has the meaning set forth in Section 5.3(c).

               "PBGC" has the meaning set forth in Section 7.6(b).

               "Permitted Encumbrances" has the meaning set forth in
Section 3.14(b)(i).

               "Person" means any natural person, firm, partnership, association, corporation, company, trust, business trust or other entity.

               "Petitions" has the meaning set forth in the Recitals.

               "Petition Date" means the date on which the Petitions are filed with the Bankruptcy Court.

               "Preliminary Statement" has the meaning set forth in
Section 1.6.

               "Purchasers" has the meaning set forth in the Preamble.

               "Purchaser Common Stock" has the meaning set forth in
Section 4.2

               "Purchaser Disclosure Letter" has the meaning set forth in
Article IV.

               "Purchaser Material Adverse Effect" has the meaning set forth in Section 4.1.

               "Purchaser SEC Reports" has the meaning set forth in
Section 4.6.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Securities Laws" has the meaning set forth in Section
5.10.

               "Sellers" has the meaning set forth in the Preamble.

               "Seller Representatives" has the meaning set forth in
Section 6.2(b).

               "Seller Subsidiaries" has the meaning set forth in the Preamble.

               "Seller Subsidiary" has the meaning set forth in the Preamble.

               "Service Contract" means any Contract pursuant to which any Seller provides collection, recycling disposal, storage, transfer, recovery or processing services to a customer, including, but not limited to, municipal, commercial, industrial, or residential customers.

               "Stock Consideration" has the meaning set forth in Section
1.5.

               "Tax" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

               "Tax Returns" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information return and any amended Tax Returns relating to Taxes.

               "Termination Payment" has the meaning set forth in Section
9.6.

               "Trade Payables" has the meaning set forth in Section
1.3(a).

               "Trade Receivables" has the meaning set forth in Section
1.1(b).

               "Transferrable Prepaid Expenses" has the meaning set forth in Section 1.6.

               "Transferred Employees" has the meaning set forth in
Section 7.1(a).

               "USA Waste" has the meaning set forth in the Preamble.

               "Valuation Price" has the meaning set forth in Section
1.5.

               "1994 Letter Agreement" has the meaning set forth in
Section 5.2.

               "1996 Letter Agreement" has the meaning set forth in
Section 5.2.

               "363 Hearing" has the meaning set forth in Section
5.3(c)(iii).

               "363 Order" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchasers and the Sellers, approving the sale of the Business by the Sellers to the Purchasers under this Agreement pursuant to sections 105 and 363 of the Bankruptcy Code. The 363 Order shall provide that the transfer of the Assets by the Sellers to the Purchasers (a) is or will be a legal, valid, and effective transfer of the Assets; (b) vests or will vest the Purchasers with good title to the Assets free and clear of all claims and Encumbrances (including without limitation claims and Encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, repurchase or termination of Sellers' or Purchasers' interest in the Assets or any similar rights or (ii) in respect of Taxes) except those expressly assumed by the Purchasers hereunder; (c) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia; (d) does not and will not subject the Purchasers to any liability by reason of such transfer under the laws of the United States, any state, territory or possession thereof or the District of Columbia based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor or transferee liability; (e) the Bankruptcy Court retains jurisdiction to enforce the provisions of this Agreement in all respects, including retaining jurisdiction to protect Purchasers against any of the Excluded Liabilities; (f) the provisions of the 363 Order are nonseverable and mutually dependent; and (g) the transactions contemplated by this Agreement are undertaken by the Purchasers in good faith, as that term is used in section 363(m) of the Bankruptcy Code.

               "365 Order" means an order or orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchasers and the Sellers, approving the assumption and assignment of all Assumed Liabilities by the Sellers pursuant to section 365 of the Bankruptcy Code. The 365 Order shall provide that all defaults of Sellers under the Contracts arising or accruing prior to the date of the 365 Order (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in section 365(b)(2) of the Bankruptcy
Code) have been cured or will be promptly cured by Sellers such that Purchasers shall have no liability or obligation with respect to any default or obligation arising or accruing prior to the date of the 365 Order, except as may otherwise be specifically agreed as set forth in this Agreement; provided, however, that to the extent such Contracts are in default as a result of any failure to post, procure, or maintain in an adequate amount performance or surety bonds or any other forms of financial assurance, including, without limitation, letters of credit and cash deposits, the Purchasers shall post, procure, and maintain such performance or surety bonds; and that the Contracts (other than Excluded Liabilities) will be transferred to, and remain in full force and effect for the benefit of the Purchasers, notwithstanding any provision in such Contracts or in applicable law (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or limits in any way such assignment or transfer.


               IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


                            MID-AMERICAN WASTE SYSTEMS, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            FAIRFIELD SANITARY LANDFILL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            JOHNSON DISPOSAL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF OHIO, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF CUYAHOGA, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MOUND LANDFILL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            TRIANGLE LANDFILL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            UNITED WASTE SYSTEMS, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            B & L SANITATION, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            H & D EXCAVATING, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF INDIANA, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            CENTERPOINT LANDFILL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF ILLINOIS, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            DAUBS LAND FILL, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            K/C RECLAMATION, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF PENNSYLVANIA,
                            INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            RESOURCE CONSERVATION CORP.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            LOCAL SANITATION SERVICE, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            PLAINS MANAGEMENT, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            NATIONAL WASTE AND ENERGY CORPORATION


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF HARRISON, INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF WEST VIRGINIA, INC.



                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            BUTTON GWINNETT ACQUISITION CORP.



                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            SPEEDWAY GRADING CORP., INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            MID-AMERICAN WASTE SYSTEMS OF SOUTH CAROLINA,
                            INC.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            NORTHWESTERN DISPOSAL CO.


                            By:   /s/ Gene A. Meredith
                                 Name:  Gene A. Meredith
                                 Title:  President


                            USA WASTE SERVICES, INC.


                            By:   /s/ Gregory T. Sangalis
                                 Name:  Gregory T. Sangalis
                                 Title:  Vice President